Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2025 Financial Results

Operating performance in line with expectations

Sale of non-core business for $5 million used to pay down debt

Savings of $3 million annually through elimination of costs associated with sold non-core business, and reduction of headcount

Amended agreements with existing lenders to provide additional financial flexibility

Focus on performance culture, implementation of short-term initiatives, and development of long-term efficiency programs are on track

THE COLONY, TX – May 12, 2025 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights

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Revenue was $68.4 million, a 5.8% decrease compared with the first quarter of 2024.
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Gross profit was $10.9 million, a 22.1% decrease compared with the first quarter of 2024.
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Gross margin was 16.0% of revenue, compared with 19.3% during the first quarter of 2024.
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GAAP net loss per basic and diluted share attributable to common stockholders was $(0.50), compared with $(0.03) per share during the first quarter of 2024.
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Recognized a non-cash loss on sale of assets of $4.4 million, or $(0.21) per diluted share, related to the sale of the tenant-direct mall portion of RWS. Recognized a non-cash loss of $1.7 million, or ($0.08) per diluted share, related to an impairment charge on intangible assets.
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Adjusted EBITDA was $1.6 million compared with 5.1 million during the first quarter of 2024.
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Adjusted net loss per diluted share was $(0.14), compared with adjusted net income of $0.08 per diluted share during the first quarter of 2024.

Recent Highlights:

•
Completed the sale of non-core portion of RWS business, generating $5 million in cash proceeds, used to pay down debt.
•
Implemented a reduction in headcount, which combined with the sale of non-core business and ongoing efficiency improvement, is on track to reduce SG&A by approximately $3 million on an annualized basis.
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Added new CEO and Senior VP Operations with deep industry experience and with a focus on operating performance.
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Initiated short-term initiatives and developing long-term efficiency programs focused on increasing earnings, generating cash, and improving operating efficiencies.
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Successfully continued to ramp new customers added during 2024.
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Amended agreements with existing lenders to provide additional financial flexibility.

“First quarter financial results were in-line with our expectations and indicative of the temporary increase in costs and other factors we described last quarter, but not yet reflective of the performance-focused actions we are developing and implementing to improve operating efficiencies and financial performance. Through the decisive actions of our team, we were able to successfully complete a reduction in staffing levels and the sale of a non-core portion of our RWS business, both of which we expect will drive profitability improvements and more consistency in future financial results. We are committed to generating cash, increasing profitability and paying down debt, and we believe we are on course to deliver ongoing improvements going forward,” said Dan M. Friedberg, Chairman of the Company’s Board of Directors.

Perry Moss, Quest’s Chief Executive Officer, said, "I am proud of the team’s commitment to our “performance culture” and we are working together to develop and implement short- and long-term initiatives. We are successfully adding and onboarding blue chip clients, continuing to provide differentiated value-added service to clients, while at the same time taking significant actions to drive efficiencies and accountability across the organization. The actions now underway are beginning to normalize operations and will help position Quest to drive positive long-term results. Importantly, we have a robust pipeline and a strong value proposition, which we expect to translate into new customers and share of wallet growth with existing customers.”

First Quarter 2025 Earnings Conference Call and Webcast:

Quest will host a conference call on Monday, May 12, 2025, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2025. To participate, dial 877-545-0320 within the U.S. or 973-528-0002 from abroad, referencing access code: 475107. Investors can also access the call online through a listen-only webcast on the investor relations section of Quest’s website at http://investors.qrhc.com/. The webcast, which may include forward-looking information, will be archived on the Quest investor relations website for at least 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers them an important supplemental measure of Quest’s performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached tables “Reconciliation of Net Loss to Adjusted EBITDA” and “Adjusted Net Income (Loss) Per Share”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation that our reduction in staffing levels and the sale of a non-core portion of our RWS business will drive profitability improvements and more consistency in future financial results, and our belief that we are on course to deliver ongoing improvements going forward. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
	(unaudited)
Revenue	$68,430	$72,651
Cost of revenue	57,499	58,615
Gross profit	10,931	14,036
Operating expenses:
Selling, general, and administrative	11,412	9,798
Depreciation and amortization	1,543	2,362
Loss on sale of assets	4,430	—
Impairment loss	1,707	—
Total operating expenses	19,092	12,160
Operating income (loss)	(8,161)	1,876
Interest expense	(2,267)	(2,472)
Loss before taxes	(10,428)	(596)
Income tax expense (benefit)	(22)	59
Net loss	$(10,406)	$(655)
Net loss per share applicable to common stockholders
Basic and diluted	$(0.50)	$(0.03)
Weighted average number of common shares outstanding
Basic and diluted	20,859	20,380

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(10,406)	$(655)
Depreciation and amortization	1,746	2,496
Interest expense	2,267	2,472
Stock-based compensation expense	662	357
Acquisition, integration, and related costs	—	42
Loss on sale of assets	4,430	—
Impairment loss	1,707	—
Other adjustments	1,171	349
Income tax expense (benefit)	(22)	59
Adjusted EBITDA	$1,555	$5,120

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Reported net loss (1)	$(10,406)	$(655)
Amortization of intangibles (2)	1,364	2,322
Acquisition, integration, and related costs (3)	—	42
Loss on sale of assets	4,430	—
Impairment loss	1,707	—
Adjusted net income (loss)	$(2,905)	$1,709

Diluted earnings (loss) per share:
Reported net loss	$(0.50)	$(0.03)
Adjusted net income (loss)	$(0.14)	$0.08

Weighted average number of common shares outstanding:
Diluted (4)	20,859	22,550

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,430	$396
Accounts receivable, less allowance for doubtful accounts of $873 and $831 as of March 31, 2025 and December 31, 2024, respectively	64,162	62,252
Prepaid expenses and other current assets	2,423	2,601
Assets held for sale	—	9,890
Total current assets	68,015	75,139

Goodwill	81,065	81,065
Intangible assets, net	10,277	12,946
Property and equipment, net, and other assets	6,302	6,495
Total assets	$165,659	$175,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,778	$39,899
Deferred revenue	142	1,001
Current portion of notes payable	1,545	1,651
Liabilities held for sale	—	1,840
Total current liabilities	46,465	44,391

Notes payable, net	74,115	76,265
Other long-term liabilities	717	833
Total liabilities	121,297	121,489

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,606 and 20,606 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	21	21
Additional paid-in capital	179,858	179,246
Accumulated deficit	(135,517)	(125,111)
Total stockholders’ equity	44,362	54,156
Total liabilities and stockholders’ equity	$165,659	$175,645

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